SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                         Date of Report:  May 13, 1997


                          READING & BATES CORPORATION
            (Exact name of registrant as specified in its charter)



              Delaware           1-5587           73-0642271
          (State or other     (Commission     (I.R.S. Employer
          jurisdiction of     File Number)    Identification No.)
          incorporation)



               901 Threadneedle, Suite 200, Houston, TX   77079
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code  (281) 496-5000





  Item 5. Other Events

  On April 24, 1997 the Company's Compensation Committee approved, and the Board of Directors ratified (Paul B. Loyd, Jr., the Company's Chairman, President and Chief Executive Officer, abstaining), the award of stock options with respect to an aggregate of 770,000 shares of the common stock of the Company with an exercise price of $23.75, the closing price of the Company's common stock on April 24, 1997, to certain executive officers of the Company in lieu of any cash bonuses, increases in base salary or restricted stock grants they may have received for their performance in 1997. The Company estimates the issuance of options in lieu of such other compensation will improve the Company's net income by approximately $.02 per share for each of 1997 and 1998. The options awarded are as follows:



    Name                Principal Position                        Number of
                                                                   Options

    P. B. Loyd, Jr.     Chairman, President and Chief              310,000
                        Executive Officer
    T. W. Nagle         Executive Vice President, Finance and      120,000
                        Administration

    A. Bakonyi          Vice President Operations                  100,000

    W. K. Hillin        Senior Vice President, General Counsel     100,000
                        and Secretary

    C. R. Ofner         Vice President, Business Development       100,000

    D. L. McIntire      Vice President, Human Resources             40,000




                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               READING & BATES CORPORATION


                               By /s/T. W. Nagle
                                  ---------------------------------
                                  T.  W. Nagle
                                  Executive Vice President,
                                  Finance and Administration
                                  (Principal Financial and Accounting Officer)

  Dated: May 13, 1997